LASER CORPORATION AND SUBSIDIARIES
                       ----------------------------------

            EXHIBIT 21 - STATEMENT RE: SUBSIDIARIES OF THE REGISTRANT
            ---------------------------------------------------------



              Subsidiary                         Place of Incorporation
              ----------                         ----------------------

         American Laser Corporation                         Utah

         American Laser Medical, Inc.                       Utah

         American Laser Software, Inc.                      Utah